Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our reports dated March 1, 2004 relating to the financial statements and financial statement schedules of General Nutrition Companies, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
August 9, 2006